UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2007

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

DELAWARE	000-51436	20-2903526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 Route 25A, No. 2
East Setauket, New York 11733
(Address of principal executive offices)

Registrant’s telephone number, including area code: 631 942 7959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On December 12, 2007, Lixte Biotechnology Holdings, Inc. (the “Company”) closed a private placement pursuant to which the Company sold to accredited investors 1,000,000 shares of its Common Stock (the “Shares”) at a price of $0.65 per share resulting in gross proceeds of $650,000. WestPark Capital, Inc. (“WestPark”) acted as placement agent and received $65,000 in commissions and $26,000 representing a non-accountable expense fee. The Company also issued to WestPark five year warrants to purchase up to 100,000 shares of the Company’s Common Stock and five year incentive warrants to purchase up to an additional 20,000 shares, all such warrants to be exercisable at $0.65 per Share.

The Company has agreed to file a registration statement with the SEC covering resale of the Shares upon written request from holders who represent at least 50% of the Shares. The Company also granted to the holders piggyback registration rights.

The offer and sale of the Shares sold were not registered under the Securities Act of 1933, as amended (the “Act”) in reliance upon the exemption from registration contained in Section 4(2) of the Act and Regulation D promulgated thereunder. The Shares sold by the Company may not be reoffered or sold in the United States by the holders in the absence of an effective registration statement, or exemption from the registration requirements, under the Act.

The Company intends to use the net proceeds to pursue development of proprietary compounds for the submission of an IND to the Food & Drug Administration for a Phase I clinical trial, and for working capital.

Item 8.01 Other Events

On December 18, 2007, the Company issued a press release announcing the Company’s private placement. A copy of the press release is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release issued on December 18, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2007	LIXTE BIOTECHNOLOGY HOLDINGS, INC.

	By:	/s/ John S. Kovach
John S. Kovach, Chief Executive Officer